SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004




                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) July 9, 1999
                                  -----------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48265-1000
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------


















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ITEM 5.  OTHER EVENTS

      On July 9, 1999, a jury in a Los Angeles Superior Court in the matter of Anderson et. al, v. General Motors Corporation, returned a verdict of $4.9 Billion against General Motors in a product liability lawsuit involving a post-collision, fuel fed fire in a 1979 Chevrolet Malibu. The award consisted of $102 million in compensatory damages and $4.8 billion in punitive damages.

This case arose out of an accident on December 24,1993. While the plaintiffs were stopped at a red light, they were struck in the rear by a 1977 Buick Regal going approximately 70 mph. The driver of the Regal was intoxicated, having a blood alcohol level of .20, almost three times the California limit. The ensuing post-crash fire burned all of the occupants of the Malibu with the children receiving the most severe burns. Plaintiffs claimed that the Malibu's fuel tank, which was located behind the rear axle, should have been located over the axle. Alternatively they claimed the tank should have been shielded or incorporated a bladder. GM believes that, by any measure, the 1979 Malibu was a safe passenger car. The Malibu's fuel tank location was similar to that in most other vehicles of this size and vintage. The design met or exceeded the applicable FMVSS 301 standard and passed a 50 mph rear-impact test that few cars on the market in 1979 would have. Even the alternative designs suggested by the plaintiffs would have been compromised in this severe crash. Despite other compelling evidence that the Malibu's fuel system was well-designed, GM was not allowed to introduce it.

Lastly, although the jury was asked to apportion the non-economic compensatory damages between GM and the driver of the Regal, they were not informed about his intoxication. Due to the fact that GM believes that the design of the subject Chevrolet Malibu was not responsible for plaintiff's injuries and its belief that numerous evidentiary and procedural reversible errors occurred at the trial, GM will vigorously pursue post-trial motions and it's right of appeal. Post-trial motions are expected to take several months. The cost of any bond GM may have to post, if any, is not expected to be material to the corporations financial results.


                                 * * * * * *

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL MOTORS CORPORATION
                                            --------------------------
Dated   July 13, 1999
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)














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